June 2, 2022

Dakota Gold Corp. Intersects 16.4 feet of 0.195 Ounces Per Ton
Gold in its First Drill Hole at the Maitland Gold Project,
Representing a New Target Type for the
Maitland Gold Project in South Dakota

LEAD, SOUTH DAKOTA - Dakota Gold Corp. (NYSE American: DC) ("Dakota Gold" or the "Company") is pleased to announce the results of its first drill hole, MA22C-001, at the Maitland Gold Project located approximately three miles north and contiguous with the Homestake Mine. In addition Dakota Gold is mobilizing its third drill rig to test for gold mineralization on the eastern side of the Maitland corridor. To date, the Company has targeted nine holes at Maitland. MA22C-001 is the first hole drilled in the project area since 1994 when Homestake Mining Company ceased its exploration program outside of the Homestake Mine.

Drill Hole MA22C-001 Highlights:

  Intersected 16.4 feet of 0.195 ounces per ton ("oz/ton") gold in a Precambrian hosted, Tertiary breccia. This is the primary type of mineralization at the Company's Richmond Hill Gold Project option and has not been previously explored for at the Maitland Gold Project.

  Confirmed the presence of Homestake Formation 2.5 miles north of the +40-million-ounce gold past producing Homestake Mine within the Homestake deformation corridor.

  Intersected Homestake style, Precambrian gold mineralization which will be used to guide future exploration. Key indicators include arsenopyrite, pyrrhotite, pyrite, and quartz-carbonate veins with chlorite selvages.

  A second drill has been mobilized to the Maitland area. The second drill at Maitland will target the eastern side of the Maitland corridor which includes the Maitland Syncline. A total of three rigs are now turning in the district. On January 27, 2022, the Company mobilized the first drill rig to the Maitland target area and on March 29, 2022, the second drill was mobilized to the Richmond Hill Gold Project.

Exploration Update:

James M. Berry, Vice President of Exploration of Dakota Gold said, "We are excited to receive the assay results from our first drill hole at Maitland. The primary objective of this hole was to look for Homestake Formation host rock. We were very pleased to locate both Homestake-style gold mineralization and Tertiary-aged gold mineralization where we had targeted these initial holes of the campaign. This is a great start to our exploration program at Maitland. With the three drill rigs testing our Homestake District targets, we anticipate a continual flow of results throughout the rest of this year and are excited at the potential to advance the project areas towards a development path."

MA22C-001

MA22C-001 was drilled to test for iron formation up-plunge from the North Drift mineralization that was discovered by Homestake Mining Company in the late 1980s (see Figure 1). The North Drift gold mineralization is located from 6,600 feet to 5,800 feet below the surface. MA22C-001 was designed to test the False Bottom structures, the Maitland Anticline, and the Maitland Syncline closer to the surface as shown in Figure 2 and in Figure 3. The mineralized zones are significantly shallower than the intercept depth down hole due to the shallow angle of the drill hole.

Several intervals of Homestake Formation, the host unit of the gold mineralization at the Homestake Mine, were encountered at various depths down the hole. Gold mineralization at the Homestake Mine is associated with quartz-carbonate veins, chlorite selvages, and arsenopyrite-pyrrhotite-pyrite sulfides. These types of key alteration have been observed within the two holes that have been completed.  Thin zones of this type of mineralization were encountered in four intervals of MA22C-001. Three of these intervals contained anomalous gold values (see Table 1) that will be used for vectoring future step-out drilling.

A Tertiary, breccia zone was encountered from 2,286.0 feet to 2,307.4 feet in MA22C-001. This breccia consisted of Precambrian clasts with thin calcite-pyrite lined veinlets. An interval of increased brecciation and veining from 2,291.0 feet to 2,307.4 feet contained 0.195 oz/ton gold and 1.290 oz/ton silver. Step-out drill holes are planned to test the extent and width of this zone of Precambrian hosted, Tertiary mineralization which is a previously overlooked target type in the Maitland area.

Table 1.  MA22C-001 Highlighted Drill Results (Imperial Units)

Hole #	From (feet)	To (feet)	Interval* (feet)	Formation	Gold (oz/ton)	Silver (oz/ton)
MA22C-001	603.1	606.0	2.9	Homestake Fm.	0.010	0.011
MA22C-001	2291.0	2307.4	16.4	Tertiary Breccia	0.195	1.290
MA22C-001	2885.1	2894.7	9.6	Homestake Fm.	0.039	0.007
MA22C-001	2908.0	2918.4	10.4	Homestake Fm.	0.018	0.020

*True thickness not known.

Figure 1. Plan View of MA22C-001 and historical Homestake Mining Company drilling.

Figure 2. Long-section view (looking northeast) of the Homestake Mine, historical Homestake Mining Company drilling and Dakota Gold drilling.

Figure 3. Cross-section view (looking northwest) of MA22C-001 with historical Homestake Mining Company drilling.

Photo 1. Core from hole MA22C-001
2297 to 2307.6 feet
NQ drill core of Tertiary breccia with Precambrian phyllite clasts and calcite-quartz-pyrite veins.

Photo 2. Core from hole MA22C-001
2303 feet
NQ drill core of Tertiary breccia with Precambrian phyllite clasts and quartz-calcite-fine grained pyrite matrix.

About Dakota Gold Corp.

Dakota Gold is a South Dakota-based responsible gold exploration and development company with a specific focus on revitalizing the Homestake District in Lead, South Dakota. Dakota Gold has high-caliber gold mineral properties covering over 40 thousand acres surrounding the historic Homestake Mine.

The Dakota Gold team is focused on new gold discoveries and opportunities that build on the legacy of the Homestake District and its 145 years of gold mining history.

Subscribe to Dakota Gold's e-mail list at www.dakotagoldcorp.com to receive the latest news and other Company updates.

Inquiries

Shareholder and Investor Inquiries: For more information, please contact Jonathan Awde at +1 604-761-5251 or JAwde@dakotagoldcorp.com.

Qualified Person and S-K 1300 Disclosure

James M. Berry, a Registered Member of SME and Vice President of Exploration of Dakota Gold Corp., is the Company's designated qualified person for this news release as defined in Subpart 1300 - Disclosure by Registrants Engaged in Mining Operations of Regulation S-K and has reviewed and approved its scientific and technical content.

The ranges of potential tonnage and grade (or quality) disclosed above in respect of the Maitland Gold Project are conceptual in nature and could change as the proposed exploration activities are completed. There has been insufficient exploration of the Maitland Gold Project to allow for an estimate of a mineral resource and it is uncertain if further exploration will result in the estimation of a mineral resource. The disclosure above in respect of the Maitland Gold Project therefore does not represent, and should not be construed to be, an estimate of a mineral resource or mineral reserve.

Quality Assurance/Quality Control consists of regular insertion of certified reference materials, duplicate samples, and blanks into the sample stream. Check samples will be submitted to an umpire laboratory as the drill program progresses. Assay results are reviewed, and discrepancies are investigated prior to incorporation into the Company database. Samples are submitted to the ALS Geochemistry sample preparation facility in Twin Falls, Idaho. Gold analyses are performed at the ALS Geochemistry laboratory in Reno, Nevada or Vancouver, British Columbia, and multi-element geochemical analysis are completed at the ALS Minerals laboratory in Vancouver, British Columbia. ALS Minerals is an ISO/IEC 17025:2017 accredited lab.

Forward Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on assumptions and expectations that may not be realized and are inherently subject to numerous risks and uncertainties, which could cause actual results to differ materially from these statements. These risks and uncertainties include, among others, the execution and timing of our planned exploration activities, our use and evaluation of historic data, our ability to achieve our strategic goals, the state of the economy and financial markets generally and the effect on our industry, and the market for our common stock. The foregoing list is not exhaustive. For additional information regarding factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the risk factors included in Item 1A of Dakota Territory Resource Corp.'s Annual Report on Form 10-K for the year ended March 31, 2021, as amended, as updated by annual, quarterly and other reports and documents that we file with the SEC, including the registration statement on Form S-1that has been filed with the SEC and Dakota Territory Resource Corp.'s proxy statement filed on Form DEF 14A. We caution investors not to place undue reliance on the forward-looking statements contained in this communication. These statements speak only as of the date of this communication, and we undertake no obligation to update or revise these statements, whether as a result of new information, future events or otherwise, except as may be required by law. We do not give any assurance that we will achieve our expectations.